RESOURCE GROUP, INC.
SUBSCRIPTION AGREEMENT

Resource Group, Inc.
600 Parker Road
Fairfield, California
94533

Ladies and Gentlemen:

The undersigned has received a copy of the Executive Summary, which describes the offering by Resource Group, Inc., a Delaware corporation (the “Company”), of up to a maximum of 3,000,000shares (the “Shares”) of Common Stock, subject to the Company’s right in its sole discretion to accept smaller investments from certain investors.

1.	Subscription.

1.1

The undersigned herby irrevocably subscribes for the purchase of _______ , at US$0.001 per Share, for an aggregate purchase price of US$ _______ , in accordance with the terms and conditions of this Subscription Agreement (the “Agreement”), and delivers to the Company (i) an executed copy of this Agreement, and (ii) a check or wired funds in the amount of US$ _______ (the “Purchase Price”) payable to “Resource Group, Inc.” for the Shares for which the undersigned herby subscribes.

1.2

The Purchase price and the executed Agreement will be held for the benefit of the undersigned until accepted by the Company pursuant to Section 2 below. If the Agreement is not accepted, the Purchase Price and the executed Agreement will be promptly returned to the undersigned.

1.3

After a determination has been made, based upon the undersigned’s representations herein, that the undersigned is a suitable purchaser of the Shares, the Agreement will be accepted and the Purchase Price will be available for use by the Company. In such event, the Company shall deliver to the undersigned a stock certificate representing the number of Shares for which the undersigned hereby subscribes (or, if the subscription is accepted for less than all the Shares requested, a certificate representing the number of allotted Shares and a pro rata refund check).

2.	Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this Agreement, in whole or in part, for a reason whatsoever.

3.

Representations and Warranties of Subscriber. The undersigned hereby represents and warrants to the Company (knowing that the Company will be relying on these matters to determine the undersigned’s suitability as an investor and the availability of securities law exemptions) that:

3.1

The undersigned has received the Executive Summary. Additionally, the Company has afforded the undersigned or the undersigned’s representative access to and ample opportunity to obtain other information regarding the Company. The undersigned has not relied on any oral representations of any kind.

3.2

Immediately prior to the undersigned’s execution of this Agreement, the undersigned had such knowledge and experience in financial and business matters (including experience with investments of a similar nature), that the undersigned was capable of evaluating the merits and risks of an investment in the Shares.

3.3

The Shares for which the undersigned hereby subscribes are being, and will be, acquired solely for the undersigned’s own account for investment only and not with a view to or for any resale or distribution thereof or with any present intention of distributing or selling all or any part of such securities. The undersigned agrees that the Shares may not be transferred except upon registration under any applicable securities laws, or upon receipt by the Company of evidence in form and substance reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under applicable securities laws.

3.4

The undersigned recognizes that the purchase of the Shares is a speculative investment that involves a high degree of risk, including but not limited to those risks referred to in the Executive Summary, And is suitable only for persons with the financial capability of making a holding long-term investments not readily reducible to cash.

3.5

The undersigned, if not an individual investor, is empowered and duly authorized to enter into this Agreement under its governing document, trust instrument, pension plan, charter, certificate of incorporation, by-law provision and the like.

3.6	The undersigned is purchasing the Shares pursuant to an exemption from certain requirements of applicable securities legislation and, as a consequence:

	(a)	the undersigned may be restricted from using most of the civil remedies available under applicable securities legislation;

	(b)	the undersigned will not receive a prospectus that would otherwise be required to be provided to him, her or it; and

	(c)	the Company is relieved from certain obligations that would otherwise apply under such securities legislation;

3.7	The Shares will be subject to the following resale or transfer restrictions:

	(a)	the Shares will be subject to resale restrictions under applicable securities laws including a requirement to hold the Shares for an indefinite period of time;

(b)

the undersigned will not be able to resell, assign or otherwise dispose of the Shares unless they are subsequently distributed under a prospectus or in compliance with all applicable resale restrictions;

	(c)	the Company may be required to legend the certificates representing the Shares regarding these and any other restrictions on resale; and

(d)

the Company is under no obligation to qualify the resale of the Shares under a prospectus, or assist the undersigned in complying with any exemption from the prospectus requirement or resale restrictions set out under applicable securities legislation;

3.8	The undersigned qualifies to purchase the Shares under one of the following exemptions:

Private issuer exemption

	(a)	the undersigned is:

		(i)	a director, officer, employee or control person of the Company;

		(ii)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company;

		(iii)	a close personal friend of a director, senior officer or control person of the Company;

		(iv)	a close business associate of a director, senior officer or control person of the Company;

		(v)	a spouse, parent grandparent, brother, sister or child of the selling security holder, if any;

		(vi)	an “accredited investor” as defined in Multilateral Instrument 45-103;

		(vii)	a person or company that is wholly-owned by any combination of persons or companies described in subparagraphs (i) to (vi) above; or

		(viii)	a person or company that is not the public.

3.9	The type of ownership in which the undersigned is applying to purchase Shares is as follows:

___ INDIVIDUAL OWNERSHIP (One signature required)

___ JOINT TENANTS (Both parties must sign)

___ TRUST (Please include name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

___ CORPORATION (please include Certified Corporate Resolution authorizing signature)

___ PARTNERSHIP (Please include a copy of the Statement of Partnership or Partnership Agreement authorizing signature)

___ OTHER (Describe) ____________________________________________________________

4.

Continuing Obligation to Furnish Information. These representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the date of delivery of the Purchase Price to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to receipt of notice of acceptance of this Agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

5.	Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

6.	Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

7.

Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other written or oral agreements, understandings and negotiations. This Agreement may not be amended except by a writing signed by both the Company and the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ___day of ____________, 2008

By: __________________________________________________
(Official Capacity or Title if a Company)	(Subscriber’s Address)

Signature of Subscriber or Official	(Telephone Number)

(Please print name of individual whose	(Facsimile Number)
signature appears above if different than the
name of the Subscriber printed above).

Subscription accepted:

Resource Group, Inc.
A Delaware corporation

By: ______________________________

Title: _____________________________

Date: ___________________